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                                                                   EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 ROM TECH, INC.






                                                                   Adopted:
                                                                   June 30, 1995

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                                TABLE OF CONTENTS

Article 1      OFFICES  ..................................................... 1

Article 2      SHAREHOLDER MEETINGS.......................................... 1

Article 3      QUORUM OF SHAREHOLDERS........................................ 3

Article 4      VOTING RIGHTS................................................. 4

Article 5      PROXIES....................................................... 4

Article 6      RECORD DATE................................................... 4

Article 7      SHAREHOLDER LIST.............................................. 5

Article 8      JUDGES OF ELECTION............................................ 5

Article 9      CONSENT OF SHAREHOLDERS IN LIEU OF MEETING.................... 6

Article 10     BOARD OF DIRECTORS............................................ 6

Article 11     REMOVAL OF DIRECTORS.......................................... 7

Article 12     VACANCIES ON BOARD OF DIRECTORS............................... 8

Article 13     POWERS OF BOARD............................................... 8

Article 14     MEETINGS OF THE BOARD OF DIRECTORS............................ 9

Article 15     ACTION BY WRITTEN CONSENT..................................... 9

Article 16     COMPENSATION OF DIRECTORS..................................... 9

Article 17     OFFICERS......................................................10

Article 18     PRESIDENT.....................................................10

Article 19     SECRETARY.....................................................11

Article 20     TREASURER.....................................................11

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Article 21     CHAIRMAN OF THE BOARD......................................... 11

Article 22     OTHER OFFICERS................................................ 11

Article 23     LIMITATION OF DIRECTORS' LIABILITY AND
               INDEMNIFICATION OF OFFICERS, DIRECTORS,
               EMPLOYEES AND AGENTS.......................................... 12

Article 24     SHARES; SHARE CERTIFICATES.................................... 15

Article 25     TRANSFER OF SHARES............................................ 15

Article 26     LOST CERTIFICATES............................................. 16

Article 27     FINANCIAL REPORTS TO SHAREHOLDERS............................. 16

Article 28     FISCAL YEAR................................................... 16

Article 29     MANNER OF GIVING WRITTEN NOTICE;  WAIVERS OF
               NOTICE........................................................ 16

Article 30     AMENDMENTS.................................................... 17

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 ROM TECH, INC.

                               ARTICLE 1 - OFFICES

         Section 1.1. Registered Office. The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                        ARTICLE 2 - SHAREHOLDER MEETINGS

         Section 2.1. Place of Shareholders' Meetings. All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

         Section 2.2. Annual Meeting. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

         Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, if any, if such officer is serving as the chief executive officer of the Corporation, and otherwise the President or (ii) the Board of Directors. The request of any person who has called a special meeting of shareholders shall be addressed to the Secretary of the Corporation, shall be signed by the persons making the request and shall state the general nature of the business to be transacted at the meeting. Upon receipt of any such request it shall be the duty of the Secretary to fix the time and provide written notice of the special meeting of shareholders, which, if called pursuant to a statutory right, shall be held not more than sixty (60) days after receipt of the request. If the Secretary shall neglect or refuse to fix the time or provide written notice of the special meeting, the person or persons making the request may fix the time and provide written notice of the special meeting.

         Section 2.4. Timing of Notice of Shareholders' Meetings. Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, (i) in the case of a special meeting of shareholders, the general nature of the business to be transacted, and, (ii) in the case of a

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meeting of shareholders called for the purpose, or one of the purposes, of considering the amendment or repeal of the Bylaws, written notice of such proposed action, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 29 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.

         Section 2.5. Notice to Shareholder Not Required. (a) Whenever the Corporation has been unable to communicate with a shareholder for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Following said twenty-four (24) month period, if a shareholder provides the Corporation with a current address the giving of notice to such shareholder pursuant to Section 2.4 of these Bylaws shall again be required.

         (b) The Corporation shall not be required to give notice to any shareholder pursuant to Section 2.4 hereof if and for so long as communication with such shareholder is unlawful.

         Section 2.6. Meeting Using Telecommunications Equipment. The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

         Section 2.7. Content of Notice of Shareholders' Meeting. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended or any successor provision thereto), or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Corporation, addressed to the attention of the President at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75)

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days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholder, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such public disclosure was made. Each Shareholder Meeting Notice shall set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this
Section 2.7.

                       ARTICLE 3 - QUORUM OF SHAREHOLDERS

         Section 3.1. Quorum Generally Required. Except as provided in Sections
3.3 and 3.5, a meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

         Section 3.2. Quorum Defined. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.

         Section 3.3. Quorum Following Shareholder Withdrawals. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 3.4. Adjournments. (a) If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute or unless the Board fixes a new record date for the adjourned meeting, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

         (b) Any meeting, including one at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct.

         Section 3.5. Quorum Less Than a Majority. Notwithstanding the provisions of Sections 3.1, 3.2, 3.3 and 3.4 of these Bylaws:

         (a) Those shareholders entitled to vote who attend a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

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         (b) Those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least fifteen
(15) days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                            ARTICLE 4 - VOTING RIGHTS

         Section 4.1. One Vote Per Share. Except as may be otherwise provided by the Corporation's Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.

         Section 4.2. Majority Vote. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting. Unless the Pennsylvania Business Corporation law of 1988 (the "BCL") permits otherwise, this Section 4.2 may be modified only by a Bylaw amendment adopted by the shareholders.

         Section 4.3. Ballot Not Required. Unless demand is made before the voting begins by a shareholder entitled to vote at any election for directors, the election of such directors need not be by ballot.

                               ARTICLE 5 - PROXIES

         Section 5.1. General. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death of incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                             ARTICLE 6 - RECORD DATE

         Section 6.1. Record Date Fixed By Board. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be

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more than ninety (90) days prior to the date of the meeting of shareholders.
Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

         Section 6.2. Certificate of Ownership. The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder's name are held for the account of a specified person or persons. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                          ARTICLE 7 - SHAREHOLDER LIST

         Section 7.1. Shareholder List - General. The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by other means.

         Section 7.2. Effect of Non-compliance with Section 7.1. Failure to comply with the provisions of Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

         Section 7.3. Transfer Books - Prima Facie Evidence. The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

                         ARTICLE 8 - JUDGES OF ELECTION

         Section 8.1. Appointment. Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders and who will have such duties as provided in the BCL, to act at such meeting or any adjournment thereof. If judges of election are not

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so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

         Section 8.2. Vacancy. In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         Section 8.3. Amendment of Article 8. Unless the BCL permits otherwise, this Article 8 may be amended only by a Bylaw amendment.

             ARTICLE 9 - CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

         Section 9.1. Consent of Shareholders in Lieu of Meeting. Actions of the shareholders may be taken by written consent in either of the following manners:

         (a) Unanimous Consent. Any action required or permitted to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting if, prior to or subsequent to the action, a consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation. Consents may be executed in any number of counterparts.

         (b) Partial Consent. Any action required or permitted to be taken at a meeting of shareholders, or of a class of shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consent(s) shall be filed with the Secretary of the Corporation. The action shall not become effective until at least ten (10) days after written notice of the action has been given to each shareholder entitled to vote thereon who has not consented in writing thereto. Such consent may be executed in any number of counterparts.

                         ARTICLE 10 - BOARD OF DIRECTORS

         Section 10.1. Number. The number of directors shall not be less than five (5) nor more than twelve (12), as shall from time to time (i) be determined by the Board of Directors or (ii) be set forth in a notice of a meeting of shareholders called for the election of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors.

         Section 10.2. Qualification. Each director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

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         Section 10.3. Shareholder Election; Vote Required. Except as otherwise provided in Article 12 of these Bylaws, directors shall be elected by the shareholders. The candidates receiving the highest number of votes from the shareholders or each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. Each director shall be elected for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

         Section 10.4. Nominations. Notwithstanding the provisions of Section
2.7 (dealing with the business at shareholders meetings), nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder of record entitled to vote in the election of Directors generally at the record date of the meeting and also on the date of the meeting at which directors are to be elected. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation addressed to the attention of the President not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure (including but not limited to mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee and such other information regarding each nominee as would have been required to included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, had proxies been solicited with respect to such nominee by management of the Corporation; and (d) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

                        ARTICLE 11 - REMOVAL OF DIRECTORS

         Section 11.1. Removal By Shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office only for cause by vote of the shareholders entitled to vote thereon. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or these bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of the board, a class of the board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was

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selected.  This Section 11.1 was adopted by the shareholders of the Corporation on June 30, 1995.

         Section 11.2. Removal By Board. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

                  ARTICLE 12 - VACANCIES ON BOARD OF DIRECTORS

         Section 12.1. Board Authorized To Fill Existing Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term.

         Section 12.2. Board Authorized To Fill Future Vacancies. When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                          ARTICLE 13 - POWERS OF BOARD

         Section 13.1. Board Authority - General. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

         Section 13.2. Board Committees. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

         (a) The submission to shareholders of any action requiring approval of shareholders;
         (b) The creation or filling of vacancies in the Board of Directors;
         (c) The adoption, amendment or repeal of these Bylaws;
         (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and
         (e) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

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                 ARTICLE 14 - MEETINGS OF THE BOARD OF DIRECTORS

         Section 14.1. Place of Meeting; Use of Telecommunications Equipment. Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, provided that the use of such conference telephone or similar communications equipment shall be at the discretion of the Board of Directors. Participation in a meeting by such means shall constitute presence in person at the meeting.

         Section 14.2. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

         Section 14.3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, by the President, or by a majority of the directors in office on one day's notice to each director, either by telephone, or, if in writing, in accordance with the provisions of Article 29 of these Bylaws.

         Section 14.4. Quorum. At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

                     ARTICLE 15 - ACTION BY WRITTEN CONSENT

         Section 15.1. Written Consent - General. Any action required or permitted to be taken at a meeting of the Board of Directors, or at any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation.

                     ARTICLE 16 - COMPENSATION OF DIRECTORS

         Section 16.1. Compensation - General. Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be

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determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

                              ARTICLE 17 - OFFICERS

         Section 17.1. Officers - General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two or more offices. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine:
Chief Executive Officer, President, Chairman of the Board, Secretary, and Treasurer. The Chief Executive Officer may, subject to change by the Board of Directors, appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for such periods as the Chief Executive Officer shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.

                              ARTICLE 18 -PRESIDENT

         Section 18.1. Chief Executive Officer - General. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. In the event of the disability of the Chairman of the Board or his refusal to act, the Chief Executive Officer shall preside at meetings of the Board and the shareholders. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his office or as prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers and assistant officers, except the Chief Executive Officer, President and Chairman of the Board, shall be fixed by or in the manner designated by the Chief Executive Officer.

         Section 18.2 President - General. The President shall perform such duties as are prescribed by the Board of Directors or the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer.

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In the event of the disability of the Chief Executive Officer or his refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. In the event of the disability of the Chairman of the Board and the Chief Executive Officer or their refusal to act, the President shall preside at meetings of the Board and the shareholders.

                             ARTICLE 19 - SECRETARY

         Section 19.1. Secretary - General. The Secretary shall act under the supervision of the Chief Executive Officer or such other officer as the Chief Executive Officer may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the Chief Executive Officer, cause to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, or such other supervising officer as the Chief Executive Officer may designate.

                             ARTICLE 20 - TREASURER

         Section 20.1. Treasurer - General. The Treasurer shall act under the supervision of the Chief Executive Officer or such other officer as the Chief Executive Officer may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, or such other supervising officer as the Chief Executive Officer may designate.

                       ARTICLE 21 - CHAIRMAN OF THE BOARD

         Section 21.1. Chairman of the Board - General. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and the shareholders and perform such other duties as may be prescribed by the Board of Directors.

                           ARTICLE 22 - OTHER OFFICERS

         Section 22.1. Vice Presidents - General. The Vice Presidents shall perform such duties, do such acts and be subject to such supervisions as may be prescribed by the Board of Directors or the Chief Executive Officer. In the event of the disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

         Section 22.2 Assistant Officers - General. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the Chief Executive Officer,

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or the officer to whom he is an assistant. In the event of the absence or disability of an officer or his refusal to act, his assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

              ARTICLE 23 - LIMITATION OF DIRECTORS' LIABILITY AND
           INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHER PERSONS

         Section 23.1. Limitation of Liability. No director of the Corporation shall be personally liable, as such, for monetary damages for any action taken unless: (a) the director has breached or failed to perform the duties of his or her office, and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Section 23.1 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

         Section 23.2. Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by Pennsylvania law any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (collectively, for purposes of this Article 23, "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, liability and loss including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, amounts paid or to be paid in settlement and costs and expenses of any nature incurred by him in connection with such Proceeding and any appeal therefrom; provided that such indemnification shall not be made where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final binding adjudication to have constituted willful misconduct or recklessness.

         Section 23.3. Indemnification and Advancement of Expenses Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 23 shall be deemed to have been amended for the benefit or directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

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

         Section 23.4. Advancement of Expenses - Repayment Undertaking. The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a Proceeding, in advance of the final disposition of such action or proceeding provided that if required by the BCL or other applicable law, the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         Section 23.5. Continuation of Indemnification Following Termination. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 23.6. Security For Indemnification Obligation. The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to:
(i) deposit funds in trust or in escrow; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 23. The provisions of this Article 23 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 23.1 of this Article 23 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL, other applicable law or otherwise. The authority granted by this Section 23.5 shall be exercised by the Board of Directors of the Corporation.

         Section 23.7. Indemnification Agreements. The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

         Section 23.8. Settlement ; No Presumption. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person's conduct constituted willful misconduct or recklessness.

         Section 23.9. Repeal of Indemnification Provisions. The indemnification provisions of this Article 23 shall constitute a contract between the Corporation and each of its directors, officers, employees and agents who are or may be entitled to indemnification hereunder and who serve in any such capacity at any time while such provisions are in effect. Any repeal or modification of the indemnification provisions of this Article 23 shall not limit any such person's rights to indemnification (including the advancement of expenses) then existing or arising out of events, acts or omissions occurring prior to such

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

repeal or modification, including, without limitation, the right to indemnification with respect to Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

         Section 23.10. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 23 or under any provision of the BCL or other applicable law.

         Section 23.11. Amendment of Article 23; Amendments Not Effective Retroactively. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 23 which is adverse to any director of officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the Corporation, or limit the rights of any person entitled under Article 23 to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence. The provisions of this Article 23 were adopted by the shareholders of the Corporation on June 30, 1995.

         Section 23.12. Changes to Pennsylvania Law. References in this Article 23 to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article 23 was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

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

                     ARTICLE 24 - SHARES; SHARE CERTIFICATES

         Section 24.1. Share Certificates. Except as otherwise provided in
Section 24.2, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 24.1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the fact or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designation, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

         Section 24.2. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 24.1 shall be inapplicable to uncertified shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

                         ARTICLE 25 -TRANSFER OF SHARES

         Section 25.1. Transfer of Shares - General. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or with duly executed stock powers attached and otherwise in proper form for transfer, or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section 6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the

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

Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                         ARTICLE 26 - LOST CERTIFICATES

         Section 26.1. Lost Certificates - General. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the corporation has notice that such shares have been acquired by a bona fide purchaser.

                 ARTICLE 27 - FINANCIAL REPORTS TO SHAREHOLDERS

         Section 27.1. Annual Financial Statements. Unless waived in a written agreement by the shareholders, separate from the Articles of Incorporation or these By-laws, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within one hundred and twenty (120) days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation stating his reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation and describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

                            ARTICLE 28 - FISCAL YEAR

         Section 28.1. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

         ARTICLE 29 - MANNER OF GIVING WRITTEN NOTICE; WAIVERS OF NOTICE

         Section 29.1. Manner of Giving Written Notice. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by

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first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

         Section 29.2. Waivers of Notice. Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                             ARTICLE 30 - AMENDMENTS

         Section 30.1. Amendment by Shareholders. Except as provided in Section
23.11 hereof, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the votes cast by the shareholders at any regular or special meeting duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws and the adoption of new Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 30.2. Amendment By Board. Except as provided in Section 23.11 hereof, and except as provided in Section 1504(b) of the BCL, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors (but not a committee thereof) at any regular or special meeting duly convened, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action of the Board of Directors, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the BCL or otherwise.

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